Exhibit 99.1

BIO-key Announces Pricing of Upsized $21.6 Million
Underwritten Public Offering

Wall, NJ, July 20, 2020 - BIO-key International, Inc. (NASDAQ: BKYI), an innovative provider of biometric authentication and security solutions, announced today the pricing of an underwritten public offering of 33,230,000 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) and common warrants to purchase up to an aggregate of 33,230,000 shares of the Company’s common stock. Each share of common stock or pre-funded warrant is being sold together with one common warrant to purchase one share of common stock at a combined price to the public of $0.65 per share and common warrant. Gross proceeds before deducting underwriting discounts, commissions and other offering expenses are expected to be $21.6 million.

The common warrants will be immediately exercisable at a price of $0.65 per share of common stock and will expire five years from the date of issuance. The shares of common stock and the accompanying common warrants can only be purchased together in the offering but will be issued separately. The offering is expected to close on or about July 23, 2020, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

BIO-key also has granted to the underwriter a 45-day option to purchase up to an additional 4,984,500 shares of common stock and/or common warrants to purchase up to an additional 4,984,500 shares of common stock, at the public offering price less underwriting discounts.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-239782), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric solutions that enable convenient and secure access to devices, information, applications and high-value transactions. BIO-key’s software and hardware finger scanning solutions offer secure, user-friendly and attractively priced alternatives to passwords, PINs, tokens and security cards, enabling enterprises and consumers to secure their networks and devices as well as their information in the cloud.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Pistol Star into our business; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted.

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Investor & Media Contacts
William Jones, Tanya Kamatu
Catalyst Global

212-924-9800

bkyi@catalyst-ir.com